Exhibit 10.4

Execution Version

Hazardous Material Indemnity Agreement

Dated as of October 22, 2025

From

UDOT CTL-Funding, LLC

and

Universal Logistics Holdings, Inc.

to

Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust

Hazardous Material
Indemnity Agreement

This Hazardous Material Indemnity Agreement (this “Agreement”), made as of October 22, 2025, is by UDOT CTL-Funding, LLC, a Tennessee limited liability company (the “Company”), and by Universal Logistics Holdings, Inc., a Nevada corporation (the “Principal”), jointly and severally (the Company and the Principal being referred to herein collectively as “Indemnitors” and individually as an “Indemnitor”), in favor of Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust (the “Purchaser”).

W i t n e s s e t h:

Whereas, pursuant to a Note Purchase Agreement dated as of the date hereof between the Company and the Purchaser (the “Note Purchase Agreement”), the Company has agreed to offer and sell to the Purchaser, and said Purchaser has agreed to purchase from the Company, the Company’s 6.84% Senior Secured Note due November 15, 2034, in the original principal amount of $195,934,487.65 (the “Note”); and

Whereas, the Note is secured by, among other things, a Leasehold Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, from the Company to John Nielsen, as the Deed of Trust Trustee, for the benefit of the Purchaser (the “Deed of Trust”) and other documents dated of even date herewith between the Company and the Purchaser, encumbering the Company’s leasehold interest in that certain real property described on Exhibit A attached thereto and incorporated herein by this reference (the “Premises”) together with the Company’s interest in the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, improvements and appurtenances now standing or at any time constructed or placed upon the Premises (hereinafter, the “Improvements,” collectively with the Premises, the “Property”); and

Whereas, as a condition to purchasing the Note from the Company, the Purchaser has required that Indemnitors indemnify the Purchaser with respect to hazardous materials on, in, under, from or affecting the Property as herein set forth; and

Whereas, Principal is the owner and holder of a significant portion of the direct or indirect equity ownership interest in the Company, the purchase of the Note from the Company is of substantial benefit to the Principal and, therefore, Principal desires to indemnify the Purchaser pursuant to the terms of this Agreement; and

Whereas, capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Deed of Trust.

Now, Therefore, to induce the Purchaser to purchase the Note from the Company and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby jointly and severally covenant and agree for the benefit of the Purchaser, as follows:

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

Section 1.
Indemnity.

Indemnitors hereby assume liability for, and hereby jointly and severally agree to pay, protect, defend with attorneys, consultants and experts selected by Indemnitors and reasonably acceptable to the Purchaser, and save the Purchaser harmless from and against, and hereby indemnify the Purchaser from and against any and all damages, losses, liabilities, obligations, settlement payments, penalties, and out-of-pocket disbursements and expenses of any kind or of any nature whatsoever (including, without limitation, reasonable out-of-pocket attorneys’, consultants’ and experts’ fees and disbursements actually incurred in defending, settling or, to the extent that a claim, litigation or proceeding against the Indemnitors or any third party is necessary to pay or recover any of the foregoing not paid by Indemnitors, prosecuting any claim, litigation or proceeding) (collectively “Costs”) which at any time are actually imposed upon, incurred by or asserted or awarded against the Purchaser or the Property, and arising directly or indirectly from or out of: (i) the violation of any Environmental Legal Requirement (defined below) relating to or affecting the Property, whether or not caused by or within the control of Indemnitors; (ii) the presence, release or threat of release of any Hazardous Material (defined below) on, in, under or affecting all or any portion of the Property or, to the extent emanating from the Property, any surrounding areas, whether or not caused by or within the control of Indemnitors; (iii) the failure by Indemnitors to comply fully with the terms and conditions of this Agreement; (iv) the breach of any representation or warranty contained in this Agreement; or (v) the enforcement of this Agreement in which the Purchaser is the Prevailing Party (as defined below). “Costs” as used in this Agreement shall also include, unless the Purchaser has been paid all amounts owed under the Operative Agreements in full other than such diminution in value, any diminution in the value of the security afforded by the Property by reason of the failure of the Indemnitors to comply with the terms of this Agreement, or any future reduction of the sales price below the amount of the indebtedness secured by the Deed of Trust by reason of any matter set forth in this Section 1. Notwithstanding anything to the contrary contained herein, the foregoing indemnity shall specifically not include and Indemnitors shall not have any obligation or liability hereunder for any such costs relating to any Hazardous Material which is initially placed on, in or under the Property after the earliest to occur of the date on which (A) Purchaser, its nominee or designee, or a receiver or a purchaser of the Property, or any third-party acquires possession of the Property, whether by foreclosure, sale (pursuant to power of sale) or conveyance in lieu thereof, deed-in-lieu or otherwise as a result of a foreclosure or other exercise of remedies under the Deed of Trust or the other Operative Agreements, or in connection with an eminent domain action or proceeding or (B) the replacement of Principal occurs pursuant to Section 2.3(g) or Section 2.3(h) of the Deed of Trust (other than pursuant to any replacement for this Hazardous Material Indemnity Agreement executed by the Company in connection with a Transfer made pursuant to Section 2.3(g) of the Deed of Trust).

For the purposes of this Hazardous Material Indemnity Agreement, the following terms shall have the meanings set forth therefor below:

“Environmental Legal Requirement” shall mean any applicable local, state or federal law (including common law), statute, ordinance, rule, regulation or legally binding requirement relating to public health, or safety to the extent relating to the Hazardous Materials or otherwise relating to the environment, including, without limitation, relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

and handling of polychlorinated biphenyls or asbestos, to the disposal, transportation, treatment, storage or management of solid or hazardous wastes or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to such law, statute, ordinance, rule or regulation, in each case applicable to the property of the Company or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Solid Waste Disposal Act, all as amended, and any local, state or federal laws, statutes, ordinances, rules or regulations addressing similar matters, and any local, state or federal law, statute, ordinance, rule or regulation providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous materials.

“Hazardous Material” shall mean any hazardous, toxic or harmful chemical, substance, waste, material, byproduct, pollutant, contaminant, compound or product, including without limitation, asbestos, lead, polychlorinated biphenyls, petroleum products (including crude oil or any fraction thereof), flammable explosives, radioactive materials, mold, mildew, infectious substances or raw materials which include hazardous constituents and any other substance or material the exposure, use, storage, transport, disposal or handling of which is regulated by any Environmental Legal Requirement.

If the Purchaser has brought a claim against the Indemnitors under this Agreement and the Indemnitors are required, whether by court ruling, negotiated settlement or other agreement to pay at least $1.00 to the Purchaser or the Indemnitors are required to take some action to remediate the Property or to take some other action required under the terms of this Agreement, then the “Prevailing Party” shall mean the Purchaser and, if the Indemnitors are not so obligated to pay at least $1.00 or to take any such remediation or other action, then the “Prevailing Party” shall mean the Indemnitors.

Section 2.
Representations Regarding Hazardous Material.

Except as otherwise disclosed by that certain environmental assessment report described on Schedule I hereto (collectively, the “Environmental Report”), Indemnitors hereby represent and warrant to and covenant and agree with the Purchaser that as of the date hereof, Indemnitors have not received any written notice and do not otherwise have actual knowledge:

(a)
that the Property is in violation of any Environmental Legal Requirement;
(b)
that any Hazardous Material is located on or has been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by the Company, Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement;

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(c)
that the Property is subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Material;
(d)
of any existing or closed underground storage tanks or other underground storage receptacles for Hazardous Material on the Property;
(e)
of any investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Legal Requirement with respect to any condition, use or operation of the Property nor do Indemnitors have actual knowledge of any basis for such a claim; and
(f)
of any claim by any party that any use, operation or condition of the Property violates any Environmental Legal Requirement.
Section 3.
Covenants of Indemnitors.
(a)
Except as to matters disclosed in the Environmental Report, Indemnitors shall keep or cause the Property to be kept free from Hazardous Material (except those substances used by the Company, Tenant or other tenants or licensees of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement), shall not install or use any underground storage tanks except by or on behalf of the Tenant in compliance with the Composite Sublease or the Authority in compliance with the Prime Lease so long as each of the Composite Sublease and Prime Lease is in full force and effect, respectively, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Material by all tenants of space in the Improvements (except those substances used by Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement), and, without limiting the generality of the foregoing, during the term of this Agreement, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos, except by Tenant in compliance with the Composite Sublease or by the Authority in compliance with the Prime Lease and in compliance with each and every Environmental Legal Requirement). Indemnitors shall cooperate with any governmental investigation, remediation or cleanup of any Hazardous Material on, under, or emanating from the Property.
(b)
Except as to matters disclosed in the Environmental Report, Indemnitors shall promptly notify the Purchaser in writing should Indemnitors, or either of them, have actual knowledge of (i) any Hazardous Material (except those substances used by the Company, Tenant or other tenants of the Property in the ordinary course of their respective business and in compliance with each and every Environmental Legal Requirement), or other potential environmental problem or liability, with respect to the Property, (ii) any lien, action or notice affecting the Property or the Company resulting from any violation or alleged violation of any Environmental Legal Requirement, (iii) the institution of any investigation, inquiry or proceeding concerning the Company or the Property pursuant to any Environmental Legal Requirement or otherwise relating to Hazardous Material, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Agreement incorrect in any material respect if made at the time of such discovery. Subject to the terms of the

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

Composite Sublease and the Prime Lease, Indemnitors shall, after giving written notice to the Purchaser, promptly and when and as required and regardless of the source of the contamination, at their own expense, take all actions to the extent required pursuant to Environmental Legal Requirements for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment or other remedial actions necessitated by the presence of Hazardous Materials in accordance with each and every applicable Environmental Legal Requirement (and in all events in a manner satisfactory to the Purchaser), and shall further pay or cause to be paid, at no expense to the Purchaser, all clean up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property provided that Indemnitors shall have the right, on advice of counsel, to contest in good faith the assertion of any such obligation to pay such costs pursuant to applicable Environmental Legal Requirements, so long as such contest will not interrupt the Tenant’s operations at the Property, reduce the value of the Property or result in imminent threat to public safety. In the event Indemnitors fail to do so, following receipt of written notice from the Purchaser and a commercially reasonable period of time for Indemnitors, or either of them, to cure, the Purchaser may take all actions to the extent required pursuant to Environmental Legal Requirements for the clean-up of the Property or other property affected thereby, including, without limitation, all investigative, monitoring, removal, containment or other remedial actions necessitated by the presence of Hazardous Materials in accordance with each and every applicable Environmental Legal Requirement to and any cost incurred in connection therewith shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Section 4(c) hereof. In furtherance of the foregoing, Indemnitors hereby grant to the Purchaser, subject to the rights of Tenant under the Composite Sublease or of the Authority under the Prime Lease, access to the Property and, during the term of the Loan, an irrevocable license to take all actions to the extent required pursuant to Environmental Legal Requirements for the clean-up of the Property, including, without limitation, all investigative, monitoring, removal, containment or other remedial actions necessitated by the presence of Hazardous Materials (except those substances that are in compliance with each and every Environmental Legal Requirement) in accordance with each and every Environmental Legal Requirement applicable thereto.
(c)
Upon the request of the Purchaser, and subject to the Composite Sublease and the Prime Lease, at any time and from time to time a default beyond any applicable notice and/or cure period under this Agreement has occurred and is continuing or an Event of Default under the Deed of Trust has occurred and is continuing or at such other time as the Purchaser has reasonable grounds to believe that Hazardous Material is or has been released, stored or disposed of on or around the Property (except those substances used by the Company, Tenant or other tenants of the Property in the ordinary course of their respective businesses and in compliance with each and every Environmental Legal Requirement) or that the Property may be in violation of any Environmental Legal Requirement, the Company shall provide, at Indemnitors’ sole cost and expense, to the extent permitted under the Composite Sublease or the Prime Lease, an inspection or environmental audit of the Property prepared by a hydrologist or environmental engineer or other appropriate consultant approved by the Purchaser (which approval or disapproval shall be reasonable unless an Event of Default under the Deed of Trust has occurred and is continuing) indicating the presence or absence of Hazardous Material on the Property or an inspection or environmental audit of the improvements located on the Property prepared by an engineer or consulting firm reasonably approved by the Purchaser indicating the presence or absence of friable asbestos or substances containing asbestos on the Property. If the Company fails to provide such

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

inspection or environmental audit within forty-five (45) days after such request (or, in the case of an emergency or imminent threat to public safety, as soon as practicable but in any event not more than ten (10) Business Days), the Purchaser may order the same, and the Company hereby grants to the Purchaser access to the Property, subject to the terms of the Composite Sublease and the Prime Lease, and an irrevocable license to undertake such inspection or environmental audit, subject to the rights of Tenant under the Composite Sublease and of the Authority under the Prime Lease. The cost of such inspection or environmental audit shall be included in Costs and shall be paid by Indemnitors in accordance with the terms of Section 4(c) hereof.
Section 4.
Indemnification Procedures.
(a)
If any claim or action shall be asserted or brought against the Purchaser based upon any of the matters for which the Purchaser is indemnified hereunder, the Purchaser shall notify Indemnitors in writing thereof and Indemnitors shall promptly assume the defense thereof, including, without limitation, the employment of counsel by Indemnitors which is reasonably acceptable to the Purchaser and the negotiation of any settlement; provided, however, that any failure of the Purchaser to notify Indemnitors of such matter shall not impair or reduce the obligations of Indemnitors hereunder, except to the extent that such failure impacts the ability of the Indemnitors to defend such action. The Purchaser shall have the right to employ separate counsel in any such action and to participate in the defense thereof if the Purchaser has concluded that it is not properly being represented, as determined by Purchaser in its good faith discretion. In the event Indemnitors shall fail to discharge or undertake to defend the Purchaser against any claim, loss or liability for which the Purchaser is indemnified hereunder, and such failure continues for a period of ten (10) Business Days after Indemnitors receive notice thereof from Purchaser, the Purchaser may, at its sole option and election, defend or settle such claim, loss or liability, at Indemnitors’ expense. The liability of Indemnitors to the Purchaser hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the Purchaser in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitors shall pay the same as hereinafter provided. The Purchaser’s good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for the Purchaser.
(b)
With respect to claims with respect to Hazardous Materials handled by either Indemnitor, Indemnitors shall not, without the prior written consent of the Purchaser: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Purchaser of a full, complete and unconditional written release of the Purchaser (in form satisfactory to the Purchaser in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect the Purchaser or obligate the Purchaser to pay any sum or perform any obligation. With respect to claims handled by Tenant under the Composite Sublease or by the Authority under the Prime Lease, subject to the terms of the Composite Sublease and the Prime Lease, respectively, Indemnitors will not agree and will not permit the Company to agree to any settlement unless such settlement meets the requirements of this subsection (b).

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(c)
All Costs shall be immediately reimbursable to the Purchaser when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitors shall pay to the Purchaser any and all Costs within thirty (30) days after written notice from the Purchaser itemizing and providing documentation to support the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitors to periodically pay such Costs, such Costs, if not paid within said thirty‑day period, shall bear interest at the Default Rate (as defined in the Note) if, and to the extent and from the date that, the Purchaser has paid or has caused the payment of such Costs.
(d)
Notwithstanding anything to the contrary contained herein or in any other Operative Agreement, (i) the parties agree that the Indemnitors may satisfy their respective obligations under the Operative Agreements by enforcing the rights of the Company as landlord under the Composite Sublease and having Tenant provide Indemnitors and the Purchaser the indemnification and defenses required by the provisions of this Agreement (such indemnification and defenses, collectively, the “Indemnification”), and (ii) the Purchaser shall have the right to make a demand for payment to Principal under the Demand Note for any amount payable by Indemnitors hereunder if Indemnitors have not satisfied such demand promptly after receipt thereof from Purchaser. To the extent Tenant performs the Indemnification, the Purchaser agrees to accept such performance as if the same has been provided by Indemnitors under the other Operative Agreements.
Section 5.
Reinstatement of Obligations.

If at any time all or any part of any payment made by Indemnitors or received by the Purchaser from Indemnitors under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of either Indemnitor), then the obligations of Indemnitors hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitors, or receipt of payment by the Purchaser, and the obligations of Indemnitors hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitors had never been made.

Section 6.
Waivers by Indemnitors.

To the extent permitted by law, Indemnitors hereby waive and agree not to assert or take advantage of:

(a)
Any right to require the Purchaser to proceed against any other person or to proceed against or exhaust any security held by the Purchaser at any time or to pursue any other remedy in the Purchaser’s power or under any other agreement before proceeding against Indemnitors hereunder;
(b)
The defense of the statute of limitations in any action hereunder;
(c)
Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of the Purchaser to file or

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;
(d)
Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices (other than as may be expressly herein required) of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Purchaser, any endorser or creditor of either Indemnitor or any other person whomsoever under this Agreement or any other instrument in connection with any obligation or evidence of indebtedness held by the Purchaser;
(e)
Any defense based upon an election of remedies by the Purchaser;
(f)
Any right or claim of right to cause a marshalling of the assets of either Indemnitor;
(g)
Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;
(h)
Any duty on the part of the Purchaser to disclose to Indemnitors any facts the Purchaser may now or hereafter know about the Property, regardless of whether the Purchaser has reason to believe that any such facts materially increase the risk beyond that which Indemnitors intend to assume or has reason to believe that such facts are unknown to Indemnitors or has a reasonable opportunity to communicate such facts to Indemnitors, it being understood and agreed that Indemnitors are fully responsible for being and keeping informed of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitors hereunder;
(i)
Any lack of notice of disposition or of manner of disposition of any collateral for the Note;
(j)
Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Operative Agreements;
(k)
Any lack of commercial reasonableness in dealing with the collateral for the Note;
(l)
Any deficiencies in the collateral for the Note or any deficiency in the ability of the Purchaser to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;
(m)
An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Company) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Purchaser to enforce any of its rights, whether now or hereafter required, which the Purchaser may have against Principal or the collateral for the Note;

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(n)
Any modifications of the Operative Agreements or any obligation of the Company relating to the Note by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and
(o)
Any action, occurrence, event or matter consented to by Indemnitors under Section 7(g) hereof, under any other provision hereof, or otherwise.
Section 7.
General Provisions.
(a)
Fully Recourse. All of the terms and provisions of this Agreement are recourse obligations of Indemnitors and not restricted by any limitation on personal liability.
(b)
Unsecured Obligations. Indemnitors hereby acknowledge that the Purchaser’s appraisal of the Property is such that the Purchaser is not willing to accept the consequences of the inclusion of Indemnitors’ indemnity set forth herein among the obligations secured by the Deed of Trust and the other Operative Agreements and that the Purchaser would not purchase the Note but for the unsecured personal liability undertaken by Indemnitors herein. Indemnitors further hereby acknowledge that even though the representations, warranties, covenants or agreements of Indemnitors contained herein may be identical or substantially similar to representations, warranties, covenants or agreements of the Company set forth in the Deed of Trust and secured thereby, the obligations of Indemnitors under this Agreement are not secured by the lien of the Deed of Trust or the security interests or other collateral described in the Deed of Trust or the other Operative Agreements, it being the intent of the Purchaser to create separate obligations of Indemnitors hereunder which can be enforced against Indemnitors without regard to the existence of the Deed of Trust or other Operative Agreements or the liens or security interests created therein.
(c)
Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the payment of the indebtedness evidenced and secured by the Operative Agreements and the exercise of any remedy by the Purchaser under the Deed of Trust or any of the other Operative Agreements, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Note is paid or satisfied in full; provided, however, that (i) the Purchaser shall not be entitled to recover against Indemnitors under this Agreement for an amount in excess of the amount of the Costs and (ii) so long as there is no claim then pending under this Agreement, the Indemnitors’ obligations under this Agreement shall terminate on the 18-month anniversary of the date on which the Note has been paid in full; for the avoidance of doubt, to the extent a claim is pending on such 18-month anniversary, the liability of Indemnitors under this Agreement shall be limited to such pending claim. Notwithstanding the foregoing, in the event (i) the Note have been indefeasibly paid in full in compliance with the Operative Agreements, and (ii) Indemnitors deliver to Purchaser a current Phase I environmental site assessment with respect to the Property (and a follow up Phase II environmental assessment report if required by the Phase I), each dated no earlier than forty-five (45) days’ prior to the date of the occurrence of the event set forth in clause (i), in form and substance reasonably acceptable to Purchaser and from an environmental engineer or other appropriate consultant reasonably approved by Purchaser which concludes that (a) the Property is in compliance, in all material respects, with all Environmental Legal Requirements, (b) there is no

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

evidence that the Property contains any Hazardous Material in amounts or concentrations requiring investigation or cleanup under Environmental Legal Requirements or in material violation of the representations, warranties, and covenants set forth in this Agreement or in the other Operative Agreements (other than those conditions expressly identified in the Environmental Report), provided such conditions have not exacerbated in any material respect after the Closing Date, (c) there are no environmental-related liens encumbering the Property, (d) there are no proceedings with respect to Environmental Legal Requirements with respect to the Property, and (e) there are then no claims pending under this Agreement, then the indemnification obligations and covenants of Indemnitors set forth in this Agreement shall terminate on the second (2nd) anniversary of the date on which items (i) and (ii) above are satisfied unless there is a claim pending against either of the Indemnitors hereunder and within the ninety (90) day period after such 18-month anniversary, the Purchaser has filed a lawsuit against the Indemnitors with respect to such claim.
(d)
No Subrogation; No Recourse Against the Purchaser. Notwithstanding the satisfaction by Principal of any liability hereunder, Principal shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of the Company or to any collateral for the Note unless and until satisfaction in full in cash of the Note, all other amounts due under the Operative Agreements, and the Costs. In connection with the foregoing, Principal expressly waives any and all rights of subrogation to the Purchaser against the Company (except as expressly provided above), and Principal hereby waives any rights to enforce any remedy which the Purchaser may have against the Company and any right to participate in any collateral for the Note. In addition to and without in any way limiting the foregoing, Principal hereby subordinates any and all indebtedness of the Company now or hereafter owed to Principal to all indebtedness of the Company to the Purchaser, and agrees with the Purchaser that Principal shall not demand or accept any payment of principal or interest from the Company, shall not claim any offset or other reduction of obligations of Principal hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Note. Further, Principal shall not have any right of recourse against the Purchaser by reason of any action the Purchaser may take or omit to take under the provisions of this Agreement or under the provisions of any of the Operative Agreements.
(e)
Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which the Purchaser may have against the Company, either Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
(f)
Rights Cumulative; Payments. The Purchaser’s rights under this Agreement shall be in addition to all rights of the Purchaser under the Note, the Note Purchase Agreement and the other Operative Agreements. Further, payments made by Indemnitors under this Agreement shall not reduce in any respect the COMPANY’s obligations and liabilities under the NOTE, the Note Purchase Agreement and the other Operative Agreements, except to the extent payment of such expense is also required under the Deed of Trust or any other Operative agreements.

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(g)
No Limitation on Liability. Indemnitors hereby consent and agree that the liability of Indemnitors under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitors or with or without consideration as the case may be: (i) any extensions of time for performance required by any of the Operative Agreements or extension or renewal of the Note; (ii) except as provided in Section 2.3(g) of the Deed of Trust any sale, assignment or foreclosure of the Note, the Deed of Trust or any of the other Operative Agreements or any sale or transfer of the Property; (iii) except as provided in Section 2.3(h) of the Deed of Trust any change in the composition of the Company, including, without limitation, the withdrawal or removal of Indemnitors from any current or future position of ownership, management or control of the Company; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitors herein or by the Company in any of the Operative Agreements; (v) the release of the Company or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Operative Agreements by operation of law, the Purchaser’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Note; (vii) the Purchaser’s failure to record the Deed of Trust or to file any financing statement (or the Purchaser’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Note; (viii) the modification of the terms of any one or more of the Operative Agreements; or (ix) the taking or the failure to take any action by Purchaser of any type whatsoever. No such action which the Purchaser shall take or fail to take in connection with the Operative Agreements or any collateral for the Note, nor any course or dealing with the Company or any other person, shall limit, impair or release Indemnitors’ obligations hereunder, affect this Agreement in any way or afford Indemnitors any recourse against the Purchaser. Nothing contained in this Section shall be construed to require the Purchaser to take or refrain from taking any action referred to herein. Notwithstanding the foregoing, (a) Indemnitors shall be deemed released from their obligations hereunder, except for liabilities accruing prior to the date of transfer, if the Property is transferred in accordance with the Deed of Trust and as a result thereof (i) the named company under the Operative Agreements is released or (ii) the Liabilities (as defined in the Deed of Trust) are paid in full, other than contingent liabilities as to which no claim has been made, and/or (b) Principal shall be deemed released from its obligations hereunder except for liabilities accruing prior to the date of transfer if (1) the composition of the Company is changed in compliance with the terms of the Deed of Trust such that the Principal hereunder no longer retains a direct or indirect interest in the Company or (2) a controlling equity interest in the Company is transferred in compliance with the terms of the Deed of Trust; provided that notwithstanding anything herein to the contrary, Principal shall not be released from its obligations under this clause (b) unless and until the Company and a satisfactory Successor Indemnitor shall have delivered to the Purchaser a Hazardous Material Indemnity Agreement and an Indemnity and Guaranty Agreement in form and substance acceptable to the Purchaser in accordance with the requirements of Sections 2.3(g)(vii) or 2.3(h)(ii), as applicable, of the Deed of Trust.
(h)
Entire Agreement; Amendment; Severability. This Agreement and the Operative Agreements contain the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. This Agreement may not be amended or otherwise modified, except by amendments or modifications in writing and executed by the parties hereto. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.
(i)
Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the applicability of any of such laws may now or hereafter be preempted by federal law, in which case such federal law shall so govern and be controlling. This Agreement shall bind each Indemnitor and the heirs, personal representatives, successors and assigns of each Indemnitor and shall inure to the benefit of the Purchaser and the officers, directors, shareholders, agents and employees of the Purchaser and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitors shall not assign any of their respective rights or obligations under this Agreement without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion, except in connection with a transfer of the Property or the equity interests in the Company in accordance with the Deed of Trust. Each Indemnitor hereby waives any acceptance of this Agreement by the Purchaser, and this Agreement shall immediately be binding upon Indemnitors.
(j)
Notices. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when received (or refused) if delivered personally, deposited in the United States mail, registered or certified, postage prepaid, or sent by prepaid overnight air courier, addressed as follows:

If to an Indemnitor: Universal Logistics Holdings, Inc.

UDOT CTL-Funding, LLC

12755 E. Nine Mile Road

Warren, Michigan 48089

Attention: Jude M. Beres

Email: JBeres@universallogistics.com

With a copy to:

Vistula PLC

100 Maple Park Boulevard, Suite 110

Saint Clair Shores, Michigan 48081

Attention: Edwin J. Lukas

Email: lukas@vistulalaw.com

If to the Purchaser: Wilmington Trust, National Association, as Trustee of the Ford (Stanton, TN) Lease-Backed Pass-Through Trust
One Light Street, 15th Floor

Mail Code: MD2-L140

Baltimore, Maryland 21202

Attention: Corporate Trust Department

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

With a copy to:

Philip M. J. Edison, Esq.

Chapman and Cutler LLP

320 South Canal Street, Suite 2700

Chicago, Illinois 60606

Email: edison@chapman.com

(k)
No Waiver; Time of Essence; Business Days. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof. The term “Business Day” as used herein shall have the meaning assigned to such term in the Deed of Trust.
(l)
Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.
(m)
Attorneys’ Fees. If the Purchaser retains the services of counsel or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitors agree to pay to the Purchaser any and all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable out-of-pocket counsel fees, together with costs and expenses actually incurred by the Purchaser as a result thereof, and such costs, fees and expenses shall be included in Costs to the extent that the Indemnitors are required to pay anything to the Purchaser as a result of any such enforcement action.
(n)
Successive Actions. A separate right of action hereunder shall arise each time the Purchaser acquires knowledge of any matter indemnified or guaranteed by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.
(o)
Joint and Several Liability. Notwithstanding anything to the contrary contained herein, the representations, warranties, covenants and agreements made by Indemnitors herein, and the liability of Indemnitors hereunder, is joint and several.
(p)
Reliance. The Purchaser would not purchase the Note from the Company without this Agreement. Accordingly, Indemnitors intentionally and unconditionally enter into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Note will be purchased and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(q)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.
(r)
Submission to Jurisdiction; Waiver of Jury Trial.
1.
Indemnitors to the full extent permitted by the law of the State OF NEW YORK AND THE STATE where the Property is located, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, (A) submit to personal jurisdiction in the STATE OF NEW YORK over any suit, action or proceeding by any person arising from or relating to this Agreement, (B) agree that any such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction sitting in THE BOROUGH OF MANHATTAN OR NEAREST FEDERAL COURT IN THE STATE OF NEW YORK, (C) submit to the jurisdiction of such courts, and, (D) to the fullest extent permitted by law, agree that none of them will bring any action, suit or proceeding in any other forum (but nothing herein shall affect the right of the Purchaser to bring any action, suit or proceeding in any other forum). Indemnitors further consent and agree to service of any summons, complaint or other legal process in any such suit, action or proceeding by registered or certified U.S. mail, postage prepaid, to the Indemnitors at the address set forth herein, and consent and agree that such service shall constitute in every respect valid and effective service (but nothing herein shall affect the validity or effectiveness of process served in any other manner permitted by law.
2.
the Purchaser and Indemnitors each, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waive, relinquish and forever forgo the right to a trial by jury in any action or proceeding based upon, arising out of, or in any way relating to this Agreement or any conduct, act or omission of the Purchaser or Indemnitors, or any of their directors, officers, partners, members, managers, employees, agents or attorneys, or any other persons affiliated with the Purchaser or Indemnitors, in each of the foregoing cases, whether sounding in contract, tort or otherwise.

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(s)
Waiver by Indemnitors. Indemnitors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Company, no Indemnitor shall seek or cause the Company or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Purchaser to enforce any rights of the Purchaser against Principal by virtue of this Agreement or otherwise.
(t)
Concerning the Purchaser. Notwithstanding anything contained herein or in the other Operative Documents to the contrary, it is expressly understood and agreed by the parties hereto and the holders of the certificates issued under the Pass-Through Trust Agreement and Declaration of Trust dated as of the date hereof (the “Trust Agreement”) that (a) this Agreement is executed and delivered in favor of the Purchaser, and confirmed and accepted by Wilmington Trust, National Association, not in its individual or personal capacity but solely in its capacity as trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as trustee under the Trust Agreement, subject to the rights, protections, indemnities and limitations from liability afforded to the trustee thereunder, all of which are fully incorporated herein and made a part hereof in their entirety as thought fully set forth in this Agreement; (b) in no event shall Wilmington Trust, National Association, in its individual or personal capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the trust created pursuant to the Trust Agreement (the “Trust”) (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the Granted Property; (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wilmington Trust, National Association, be individually or personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be individually or personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Purchaser, trustee or the Trust hereunder, except to the extent of Purchaser’s willful misconduct, bad faith or gross negligence.
(u)
Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that the Purchaser is acting as a trustee, and whenever any consent, approval or other action of the Purchaser is contemplated hereby, the Purchaser will act in accordance with the instructions of the appropriate percentage of Certificateholders (pursuant to the Trust Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the Trust (as defined in the Trust Agreement), and not on its own discretion.
(v)
No Third Party Beneficiaries. The Operative Agreements are solely for the benefit of the Purchaser and the Company and the other parties thereto and nothing contained in any of the Operative Agreements shall be deemed to confer on any Person (other than the Purchaser, the Company, such other parties, any Certificateholders, any participants and successors and assignees of the Purchaser) any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

(w)
After the date hereof and solely to the extent Principal is not a natural person, Principal shall comply with the reporting and net worth and liquidity requirements set forth in Sections 1(c), 1(d) and 1(e) of the Indemnity and Guaranty Agreement.
Section 8.
Assignments by the Purchaser.
(a)
The Purchaser may, without notice to, or consent of, Indemnitors, sell, assign or transfer to or participate with any entity or entities all or any part of the indebtedness evidenced by the Note, and each such entity or entities shall have the right to enforce the provisions of this Agreement and any of the other Operative Agreements as fully as the Purchaser, provided that the Purchaser shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Operative Agreements as to so much of the Note that the Purchaser has not sold, assigned or transferred; and provided further, that in no event shall such sale, assignment or transfer increase the liability or decrease the rights of Indemnitors hereunder.
(b)
In particular, Indemnitors acknowledge and agree that the Purchaser and its successors and assigns, in accordance with Section 6.12 of the Deed of Trust, may (i) sell, transfer or assign the Note, this Agreement and each of the other Operative Agreements to one or more investors as a whole loan in a rated or unrated public offering or private placement, (ii) participate the Note, in whole or in part, to one or more investors in a rated or unrated public offering or private placement, (iii) deposit this Agreement and each of the other Operative Agreements with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement, or (iv) otherwise sell the Note or any interest therein to investors in a rated or unrated public offering or private placement, (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a “Secondary Market Transaction”). Indemnitors shall, at the Purchaser’s expense, and at no cost or additional liability of Indemnitors, cooperate in good faith with such Purchaser in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including without limitation, a Rating Agency and/or an institutional purchaser, participant or investor) including, without limitation, but subject to the terms of the Composite Sublease, the Prime Lease and the Operative Agreements (as defined in the Deed of Trust) all structural or other changes to the Note, modifications to any documents evidencing or securing the Note, delivery of opinions of counsel acceptable to the Rating Agency or such other purchasers, participants or investors and addressing such matters as the Rating Agency or such other purchasers, participants or investors may require; provided, however, that the Indemnitors shall not be required to modify any documents evidencing or securing the Note which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material term or covenant of the Operative Agreements. Indemnitors shall, subject to any confidentiality provisions in the Composite Sublease or the Prime Lease, provide such information and documents relating to Indemnitors, the Property, the Composite Sublease, the Prime Lease and the Tenant as the Purchaser or the Rating Agency or such other purchasers, participants or investors may reasonably request in connection with a Secondary Market Transaction that is in the possession of or reasonably available to Indemnitors. The Purchaser shall have the right to provide to the Rating Agency or prospective purchasers, participants or investors any information in its possession, including, without limitation, financial statements relating to Indemnitors, the Property and the Tenant; provided, however, that no financial

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

information shall be delivered to any such Person unless such Person shall be instructed to maintain the confidentiality of such information. Indemnitors acknowledge that certain information regarding the Note and the parties thereto and the Property may be included in a private placement memorandum, prospectus or other disclosure documents; provided, however, no financial statements or any other financial information as to Principal, the maker of the Demand Note, the Tenant, the Authority and any Lease Guarantor shall be included in any such memorandum, prospectus or other disclosure document, provided that the Purchaser may freely disclose whether the Principal has a Tangible Net Worth and Liquid Assets at least equal to the Minimum Tangible Net Worth Requirement and Minimum Liquid Assets Requirement (as such terms are defined in the Indemnity and Guaranty Agreement). As used herein, “Rating Agency” shall mean any nationally recognized statistical agency selected by the Purchaser including, without limitation, Fitch Investors Services, Inc., Moody’s Investors Services, Inc., Egan-Jones Ratings Company, and/or Standard & Poor’s Corporation, collectively, and any successor to any of them; provided, however, that at any time during which the Note is an asset of a securitization or is otherwise an asset of any rated transaction, “Rating Agency” shall mean the rating agency or rating agencies, expressly including Egan-Jones Ratings Company, that from time to time rate the securities, certificates or other instruments issued in connection with such securitization or other transaction. In the event of a Secondary Market Transaction, the Company shall be notified of such transaction and the assignee of the Operative Agreements, and thereafter, each Indemnitor is entitled to rely on the written actions and directions of such assignee.
Section 9.
EVENT OF DEFAULT.

Notwithstanding anything to the contrary set forth herein, no event of default shall occur under this Agreement unless a default shall occur in the observance or performance of any provision of this Agreement which is not remedied within thirty (30) days after the earlier of (i) written notice thereof from the Purchaser to the Indemnitors, or (ii) the first date on which an officer, member, partner, trustee or beneficial owner of each of the Indemnitors shall have actual knowledge of such a default; provided, however, that (w) if the Indemnitors cannot, with the application of diligent good faith effort, cure such default within such 30-day period, then such 30-day period may be extended up to an additional ninety (90) days if (I) the Indemnitors continue to diligently in good faith attempt to cure such default, (II) the Indemnitors provide a written report to the Purchaser describing the nature of such default, the actions planned to effectuate such cure and the estimated time to cure, and (III) at the end of each 30-day period, the Indemnitors provide to the Purchaser a written update of the report provided in clause (II) above, (x) if the default pertains to an obligation of the Indemnitors that is also an obligation of the Tenant under the Composite Sublease or the Authority under the Prime Lease, then the cure period set forth in this Section 9 shall commence after the expiration of the applicable notice and cure period that applies to the Tenant under the Composite Sublease or the Authority under the Prime Lease, (y) no default shall result to the extent that the Tenant is lawfully exercising its rights under the Composite Sublease in accordance with the terms thereof except to the extent that the Tenant is exercising any rights or remedies as a result of a default by the Company as landlord under the Composite Sublease or the Authority is lawfully exercising its rights under the Prime Lease in accordance with the terms thereof except to the extent that the Authority is exercising any rights or remedies as a result of a default by the Tenant as lessee under the Prime Lease, and (z) each Indemnitor that has actual

UDOT CTL-Funding, LLC Hazardous Material Indemnity Agreement

knowledge of any default hereunder shall provide prompt written notice of any such default hereunder to the other Indemnitor.

[The remainder of this page intentionally left blank.]

In Witness Whereof, each Indemnitor has executed this Hazardous Material Indemnity Agreement as of the day and year first above written.

Indemnitors:

UDOT CTL-Funding, LLC, a Tennessee limited liability company

By:	/s/ Jude M. Beres
Name:	Jude M. Beres
Title:	Chief Financial Officer

Universal Logistics Holdings, Inc., a Nevada corporation

By:	/s/ Steven A. Fitzpatrick
Name:	Steven A. Fitzpatrick
Title:	Secretary

Schedule I

Environmental Report

Phase I Environmental Site Assessment for Blue Oval City – Ford Parts Distribution Center, Fredonia Road & Stanton-Somerville Road, Stanton, Haywood County, Tennessee 38069, prepared by UES Consulting Services, Inc., project number 1759.25, dated September 9, 2025.

Schedule I

(to Hazardous Material Indemnity Agreement)